                                                                   Exhibit 10.30

                                 Blackhawk LLC
                           9700 West Bryn Mawr Avenue
                            Rosemont, Illinois 60018

                                  May 26, 2000


Mr. Andrew J. Filipowski                 divine interVentures, inc.
divine interVentures, inc.               676 North Michigan Avenue. Ste. 3410
676 North Michigan Avenue, Ste. 3410     Chicago, IL 60610
Chicago, IL 60610

RE:  Blackhawk LLC (hereinafter referred to as the "Company")

Gentlepersons:

     The Company owns property located at and commonly known as 1132 Blackhawk Street, Chicago, Illinois (hereinafter referred to as the "Property"). By letter dated July 1, 1999 (hereinafter referred to as the "Letter Agreement"):
(i) Andrew J. Filipowski (hereinafter referred to as "Flip") agreed to purchase three percent (3%) of the membership interests in the Company and the Company was granted a right to require Flip to acquire, and in the event the Company did not exercise such right, Flip had the option to acquire, an additional thirty and thirty-three hundredths percent (30.33%) of the membership interests in the Company (said rights being hereinafter referred to in the Letter Agreement and herein as the "Company Option" and the "Purchase Option," respectively), and
(ii) divine interVentures, inc. (hereinafter referred to as "divine") was granted an option to lease, or under certain circumstances, to purchase, the Property, in accord with the terms therein described.

     Pursuant to that certain Letter Agreement dated January __, 2000 (hereinafter referred to as the "Indemnity"), divine and Flip acknowledged that, although divine had not exercised the option to lease contained in the Letter Agreement, divine and Flip requested that the Company proceed with the rehabilitation and development of the improvements located on the Property, and, in order to induce the Company to so proceed and incur various expenses, both Flip and divine, jointly and severally, indemnified the Company for certain costs as therein set forth.

     Pursuant to that certain Letter Agreement dated February 28, 2000 (hereinafter referred to as the "Extension Letter"), the Company, Flip and divine agreed to extend the time in which divine may exercise the option to lease or purchase the Property through a period ending March 31, 2000 and to modify the Indemnity to increase the limitation on the joint and several liability of Flip and divine to the Company (said amount as so increased is referred to as the "Indemnified Amount") and to provide that the Indemnified Amount would be paid within five (5) days of request therefor by the Company. The Letter Agreement, the Indemnity, and the Extension Letter, as same are amended hereby, are hereinafter collectively referred to as the "divineAgreement".

     The members of the Company entered into the Blackhawk LLC Amended and Restated Operating Agreement dated as of November 15, 1999 (hereinafter referred to as the "Operating Agreement") which provided for the initial sale to Flip of three percent (3%) of the membership interests in the Company (hereinafter referred to as the "Initial Interest") by the original members of the Company and the subsequent sale to Flip of thirty and thirty-three hundredths percent (30.33%) of the membership interests in the Company (hereinafter referred to as the "Additional Interest") by the original members of the Company.

     Pursuant to that certain Membership Interest Purchase Agreement dated as of November 15, 1999 by and among David R. Kahnweiler (hereinafter referred to as "David"), individually and as agent for the other original members of the Company, and Flip (hereinafter referred to as the "Initial Membership Purchase Agreement") and pursuant to that certain Assignment and Acceptance of Membership Interests dated February 11, 2000 by and among David, individually and as agent for the other original members in the Company, and Flip, Flip acquired the Initial Interest in the Company from the original members of the Company in exchange for the sum of Thirty Eight Thousand Eight Hundred Fifty Dollars and No Cents ($38,850.00).

     Pursuant to that certain letter dated March 29, 2000 from divine to Flip and the Company, whereby divine validly exercised its option to purchase the Property ("divineOption") pursuant to paragraph 10 of the Letter Agreement and deposited with the Company earnest money in the amount of Six Hundred Thousand Dollars and No Cents ($600,000.00), as required pursuant to the Letter Agreement and thus divine was required to consummate such purchase on or before April 28, 2000. divine has not purchased the Property and has failed to perform under the divineOption and the Letter Agreement.

     By letter dated April 28, 2000 to Flip from the Company, the Company validly exercised the Company Option and thus, Flip was required to purchase the Additional Interest on May 8, 2000 for a purchase price of One Million Two Hundred Fifty Thousand Six Hundred Fifty Three Dollars and No Cents ($1,250,653.00.). Flip has not purchased the Additional Interest and has thus failed to perform under the Company Option and the Letter Agreement.

     Flip, divine and the Company acknowledge and agree that the forgoing statements are true and correct and, in consideration of same and of the agreements hereinafter set forth, the parties hereto have agreed to amend the divineAgreement as follows:

1. Purchase of Property. The Company and divine agree that paragraph 10 of the Letter Agreement is deleted, and the purchase of the Property by divine shall be upon the following terms and conditions:

     (i) The Company will sell to divine interVentures, inc., or its nominee, and divine interVentures, inc., or its nominee, shall purchase the Property in its absolute "as-is" condition as of the date hereof, ordinary wear and tear, acts of divine and of any party acting on behalf of divine and casualty excluded, but not subject to any waste hereafter committed by the Company, for a purchase price (hereinafter referred to as the "Price") of Nine Million Seven Hundred Fifty Thousand Dollars and No Cents ($9,750,000.00) plus the amount of Reimbursable Costs (as defined below). "Reimbursable Costs" include and are limited to all costs expended by the Company on or after July 1, 1999 and prior to the date that the purchase of the Property by divine interVentures, inc., or its nominee, is consummated (said date is hereinafter referred to as the "Property Closing Date") excluding any Reimbursable Costs which have been reimbursed to the Company by divine interVentures, inc. or an affiliate of divine interVentures, inc. prior to the Property Closing Date. The parties hereto hereby acknowledge and agree that as of June 30, 2000 Reimbursable Costs are One Million Sixty Two Thousand Three Hundred Thirty Six Dollars and No Cents ($1,062,336.00).

     (ii) The parties hereto acknowledge that divine interVentures, inc. has heretofore paid the Company the Fee in the amount of Four Hundred Fifty Thousand Dollars and No Cents ($450,000.00), and agrees, upon execution hereof, to pay to the Company the additional sum of One Hundred Fifty Thousand Dollars and No Cents ($150,000.00) which sum, together with the Fee, is hereinafter referred to as the "Total Fee". The Total Fee is earned by the Company upon payment thereof and shall not be a credit to the Price or otherwise be refundable to the Company for any reason whatsoever.

     (iii) divine interVentures, inc., or its nominee, shall consummate the purchase of the Property on or before 5:00 p.m., Chicago time on June 30, 2000 (hereinafter referred to as the "Last Date"), the parties hereto agreeing that time shall be of the essence hereof. Notwithstanding the forgoing, divine interVentures, inc. may extend the Last Date to a date which is the earlier to occur of: (1) July 31, 2000; or (2) fifteen (15) days after divine interVentures, inc. commences an IPO (hereinafter defined) upon written notice to the Company accompanied by an extension fee in the sum of Fifty Thousand Dollars and No Cents ($50,000.00) which shall be received by the Company on or before June 28, 2000, which extension fee shall be deemed earned by the Company upon payment thereof and shall not be a credit to the Price or otherwise be refundable to the Company.

     (iv) At the consummation of the purchase and sale of the Property, the Company and Wooton Construction, Ltd. (hereinafter referred to as "Wooton") shall convey and assign to divine interVentures, inc. (with warranties of title, but without any other warranty or representation) all personal property and contract rights held by such parties in connection with the Property and its improvement and rehabilitation, as set forth on Exhibit "A" attached hereto and by this reference incorporated herein. Real estate taxes and other expenses of the Property will be prorated as of July 1, 1999, and the Company shall provide divine interVentures, inc. with a policy of title insurance in the same form, and subject to the same exceptions, other than the lien of the mortgage to LaSalle National Bank, as the Company held with respect to the

           Property as of November 15, 1999, except for acts of divine interVentures, inc. and any party acting by or through divine interVentures, inc. and except for liens due to non-payment by divine of any portion of the Indemnified Amount. Notwithstanding anything contained herein to the contrary and provided that divine interVentures, inc. shall have paid or reimbursed the Company for the Indemnified Amount, the Company shall provide all necessary lien waivers and contractor statements to the title company so that no liens or exceptions for new construction appear on the aforesaid owner's title policy as of the Property Closing Date. All costs of sale shall be allocated pursuant to local custom.

2. Indemnified Amount. The parties hereto hereby acknowledge and agree that the Indemnified Amount is Two Million Four Hundred Twenty Four Thousand Three Hundred Eight Dollars and No Cents ($2,424,308.00). Concurrently with the execution hereof divine and Flip shall pay to Wooton Construction, Ltd. the sum of One Million Six Hundred Twenty One Thousand Six Hundred Seven Dollars and Fifty Eight Cents ($1,621,607.58) of the Indemnified Amount, and divine and Flip shall pay Wooton Construction, Ltd. the balance thereof on the earlier to occur of: (i) July 15, 2000 and (ii) the Property Closing Date. The obligations of divine and Flip under this paragraph 2 are joint and several.

3. Commission. Flip, divine and the Company acknowledge that Colliers, Bennett & Kahnweiler Inc. (hereinafter referred to as "CBK") acted as the sole broker in connection with the transactions herein contemplated and each party will pay (and indemnify the other party against claims for) any and all fees and commissions of any other brokers based on dealings with such brokers by the indemnifying party. divine shall pay a commission to CBK in the amount of $646,258.00, all of which shall be paid on the Property Closing Date.

4. Development Fee. Flip, divine and the Company acknowledge that CBK and Smithfield Properties, LLC have provided certain development services to Flip and divine in connection with the Property on or prior to the date hereof. In connection therewith: (i) in the event that divine does not consummate the purchase of the Property on the Last Date and has not, on or before such date sold a portion of its stock on a public exchange ("IPO"), divine shall pay to Smithfield Properties, LLC and CBK, jointly, a development fee in the amount of $200,000.00 on the Last Date; (ii) in the event that divine does not consummate the purchase of the Property on the Last Date and has, on or before such date commenced an IPO, divine shall pay to Smithfield Properties, LLC and CBK , jointly, a development fee in the amount of $400,000.00 on the Last Date; and
(iii) in the event that divine consummates the purchase of the Property divine shall pay to Smithfield Properties, LLC and CBK , jointly, a development fee in the amount of $400,000.00 concurrently with such purchase.

5. Amendment. The parties hereto agree to execute the First Amendment to Amended and Restated Operating Agreement to so amend the Amended and Restated Operating Agreement of the Company in the form attached hereto as Exhibit "B" and incorporated herein by reference.

6. Company Option. The Company and Flip agree that the Company Option is reinstated, and

Flip shall purchase the Additional Interest concurrently upon execution hereof. To effectuate such purchase, Flip and the Company shall execute and deliver counterparts of the Assignment and Acceptance of Membership Interests attached hereto as Exhibit "C" and by this reference incorporated herein.

7. Indemnity. Pursuant to the Letter Agreement Flip shall, concurrently upon execution hereof, execute and deliver the Indemnity in the form attached hereto as Exhibit "D" and by this reference incorporated herein.

8. Inspection. The Company hereby grants to divine, its agents, employees, and contractors, permission to enter upon the Property for the sole purpose of making a physical inspection thereof and performing studies and tests thereon, at divine's sole expense subject to the following:

          (a) divine shall notify the Company in writing of any proposed testing, boring sampling, or any other inspection procedures and request the Company's consent thereto. In the event that the Company objects to the inspection procedures proposed by divine, divine shall revise such procedures as required in order to obtain the Company's approval thereof. In the event that the Company does not object to the inspection procedures within three (3) days after receipt of written notice from divine, the Company shall be deemed to have agreed to the inspection procedures. divine shall schedule the inspection procedures so that the Company's representative may observe such inspections.

          (b) divine shall conduct such inspections at reasonable times of the day.

          (c) divine shall restore the Property to substantially the same condition existing prior to the commencement of its inspections.

          (d) divine shall provide the Company with copies of any and all data, results, conclusions, and reports generated as a result of or during divine's inspections.

          (e) Notwithstanding anything herein contained to the contrary, divine acknowledges that for the purposes of the divineAgreement the Company has not made any representations or warranties to divine and divine shall examine and investigate to the full satisfaction of divine the Property and divine has not and shall not rely upon any information or statement provided to divine by the Company or any agent, attorney, employee, or representative of the Company.

          (f) divine does hereby agree to indemnify, defend and hold the Company harmless from any and all damage to property or injury or death to persons, and from any and all claims, actions, or liabilities arising out of divine's inspection, including without limitation reasonable attorneys' fees.

          (g) Prior to entering upon the Property, divine shall, at its sole cost and expense, procure and keep in force and effect during the entire term of the divineAgreement, as modified hereby a comprehensive general liability insurance policy, including insurance against assumed or contractual liability under the divineAgreement, with respect to all of divine's activities in, on or about the Property. The limits of such policy with respect to personal liability and property damage shall be not less than $3,000,000.00 combined single limit. The Company shall be listed as an additional named insured on such policy and a copy of such policy or an ACORD form 27 certificate shall be delivered to the Company prior to divine's entry on the Property. The insurer under such policy shall agree not to cancel, materially change or fail to renew the coverage provided by such policy, without first giving the Company thirty (30) business days' advance written notice.

          (h) The Company does not assume any risk, liability, or responsibility or duty of care as to divine, its employees, agents, or contractors when on the Property to conduct it physical inspection. divine acknowledges and agrees that divine, its employees, agents, or contractors enter the Property and conduct their investigation thereon at their own risk.

          (i) divine acknowledges that notwithstanding any investigation or inspection, divine shall purchase the Property in its "as-is" condition as of the date hereof, ordinary wear and tear, acts of divine and of any party acting on behalf of divine and casualty excluded, but not subject to any waste hereafter committed by the Company.

9. Exhibits. Exhibits A, B, C and D attached hereto are incorporated herein by this reference.

10. Interest. All amounts payable by Flip or divine hereunder shall bear interest from the date due until the date paid at an annual rate of interest equal to twelve percent (12%) per annum.

11. All Agreements. To the extent of any conflict between the terms of this letter agreement and the terms of the divineAgreement, the terms of this letter agreement shall govern and control and as so amended hereby the divineAgreement shall is in full force and effect.

12. Acceptance. Kindly execute the enclosed copy of this letter to evidence your agreement hereto.


Very truly yours,

     Blackhawk LLC

     By:  /s/ David Kahnweiler
          ____________________________
          David Kahnweiler, Manager

     By:  /s/ W. Harris Smith
          ____________________________
          W. Harris Smith, Manager

     By:  /s/ Andrew J. Filipowski
          ____________________________
          Andrew J. Filipowski, Manager

The undersigned hereby agree to the foregoing as of the day and year first above written.

          /s/ Andrew J. Filipowski
          __________________________________
          Andrew J. Filipowski, individually


divine interVentures, inc.,
a Delaware corporation

By:    /s/ Michael P. Cullinane
       _____________________________
Name:  Michael P. Cullinane
       _____________________________
Title: Executive V.P. & CFO
       _____________________________

                                   EXHIBIT A
                                   ---------

                     PERSONAL PROPERTY AND CONTRACT RIGHTS
                     -------------------------------------

     All personal property located on the Property owned by the Company and all contract rights owned by the Company relating to the Property.


                            EXHIBIT A PAGE 1 OF 1

EXHIBIT B



                                 BLACKHAWK LLC
          FIRST AMENDMENT TO AMENDED AND RESTATED OPERATING AGREEMENT


     THIS FIRST AMENDMENT TO AMENDED AND RESTATED OPERATING AGREEMENT is made and entered into as of the 26th day of May, 2000 by and between the Persons identified in the signature section hereof.


                              W I T N E S S E T H:


     WHEREAS, Lawrence M. Gritton, as the Organizer, filed Articles of Organization for Blackhawk LLC (hereinafter referred to as the "Company") with the Secretary of State of Illinois on October 14, 1998.; and

     WHEREAS, the Members of Blackhawk LLC did enter into that certain Operating Agreement of Blackhawk LLC dated the 1st day of January, 1999, but effective as of the 14th day of October, 1998 which was amended By Amended and Restated Operating Agreement made and entered into as of the 15/th/ day of November, 1999 ( said Operating Agreement as so amended and restated is hereinafter referred to as the "Operating Agreement"); and

     WHEREAS, the Operating Agreement provides that same can be amended by Members owing an Approval Interest (as such terms are therein defined) and the Persons identified in the signature section hereof now constitute Members of the Company who hold an Approval Interest, and such Persons desire to further amend the Operating Agreement.



                              W I T N E S S E T H:


     NOW, THEREFORE, the parties hereto incorporate the forgoing recitals into this First Amendment to Amended and Restated Operating Agreement, acknowledge and agree that they hold an Approval Interest in the Company and agree that the Operating Agreement shall be amended as follows, it being understood that all terms defined in the Operating Agreement shall carry the same definitions when used herein:


                           EXHIBIT B - PAGE 1 OF 3

     1. Section 5.2. Section 5.2 of the Operating Agreement shall be amended to provide that Managers need not be Members of the Company.


     2. Article I. Paragraphs (m), (n) and (ab) of Article I of the Operating Agreement are hereby deleted and replaced with the following paragraphs (m), (n) and (ab).

               (m) "Flip Agreement" shall mean: (i) that certain letter agreement dated July 1, 1999 attached hereto as Exhibit "B" and by this reference incorporated herein (hereinafter referred to as the "Letter Agreement") ; (ii) that certain Letter Agreement dated January __, 2000, (hereinafter referred to as the "Indemnity") whereby dvi, as hereinafter defined, and Flip, as hereinafter defined, acknowledged that, although divine had not exercised the option to lease contained in the Letter Agreement, divine and Flip requested that the Company proceed with the rehabilitation and development of the improvements located on the Property, and, in order to induce the Company to so proceed and incur various expenses, both Flip and dvi, jointly and severally, indemnified the Company for certain costs as therein set forth; (iii) that certain Letter Agreement dated February 28, 2000 between the Company, Flip and dvi which extended the time in which divine may exercise the option to lease or purchase the Property through a period ending March 31, 2000 and to modify the Indemnity to increase the limitation on the joint and several liability of Flip and dvi to the Company and to provide a time for payment thereof; (iv) that certain letter dated March 29, 2000 from dvi to Flip and the Company, whereby dvi validly exercised its option to purchase the Property; and (v) that certain letter dated April 28, 2000 to Flip from the Company, whereby the Company validly exercised the an option requiring Flip to consummate the Total Flip Purchase on May 8, 2000 for a purchase price of One Million Two Hundred Fifty Thousand Six Hundred Fifty Three Dollars and No Cents ($1,250,653.00).

               (n) "Initial Flip Purchase" shall mean the purchase of a three percent (3%) Membership Interest in the Company by Andrew J. Flipowski pursuant to Paragraph 1 of the Letter Agreement.

               (ab) "Total Flip" Purchase shall mean the purchase of a Thirty and Thirty-Three One-Hundredths Percent (30.33%) Membership Interest in the Company by Andrew Flipowski pursuant to Paragraph 9 of the Letter Agreement.

     3. Section 9.4. Section 9.4(b)(2) of the Operating Agreement is hereby deleted in its entirety.

     4. Ratification. Except as modified herein, the terms, conditions and covenants of the Operating Agreement shall remain unchanged and otherwise in full force and effect, and are

                           EXHIBIT B - PAGE 2 OF 3
hereby ratified and affirmed. All prior acts of the Company are hereby ratified and confirmed.

     5. Binding Effect. Except as modified herein, the terms, conditions and covenants of the Operating Agreement shall remain in full force and effect. The paragraph headings herein contained are for convenience and shall not be deemed to govern or control the substance hereof.

     6. Governing Law. This Agreement shall be governed and construed under the laws of the State of Illinois.


     IN WITNESS WHEREOF, this First Amendment to Amended and Restated Operating Agreement is executed as of the day and year set forth above.


                              The Pooba Trust


                              By:________________________________
                                 Benjamin J. Randall, trustee


                              ___________________________________
                              David R. Kahnweiler



                              ___________________________________
                              William M. Fausone



                              ________________________________
                              Andrew J. Flipowski


                           EXHIBIT B - PAGE 3 OF 3

                                   EXHIBIT C
                                   ---------


               ASSIGNMENT AND ACCEPTANCE OF MEMBERSHIP INTERESTS
               -------------------------------------------------



     This Assignment and Acceptance of Membership Interests (this "Assignment") is dated as of the ___ day of May, 2000, by and among David R. Kahnweiler, individually and as agent for the other "Current Owners" (hereinafter defined), and Andrew J. Filipowski ("Flip").

                                   Recitals:
                                   --------

     WHEREAS, David R. Kahnweiler, Henry E. Mawicke, Jeffrey F. Kahan, William
M. Fausone, James B. Planey, Joseph J. Dvorak, T. Andrew Sexson, Debra L. Schwartz, Gerald T. Cernick, J. Louis DeSanto, Jack H. Rosenberg, David A. Bercu, Jeffrey J. Kapcheck, James Bower, John P. Noonan, Solomon Weisgal Investment Associates, The Pooba Trust, The Clown Trust, Robert Buono, Benjamin
J. Randall and Stanley Nitzberg (referred to herein individually as an "Original Owner" and collectively as the "Original Owners") are members of a limited liability company organized under the laws of the State of Illinois and known as Blackhawk LLC, an Illinois limited liability company ("Company"), pursuant to a certain Amended and Restated Operating Agreement dated as of November 15, 1999 (as amended and restated, the "Operating Agreement"); and

     WHEREAS, the Original Owners conveyed to Flip three percent (3%) of the membership interests in the Company pursuant to an Assignment and Acceptance of Membership Interests dated February 11, 2000; and

     WHEREAS, pursuant to that certain Letter Agreement ("Letter") by and between the Company, Flip, and devine interVentures, inc. dated July 1, 1999, the Company was granted the option (the "Option") to require Flip to purchase and accept, thirty and thirty-three hundredths percent (30.33%) of the membership interests in the Company, contributed pro rata by each Original Owner (the "Additional Transferred Interest") such that following said transfer Flip will own thirty-three and thirty-three hundredths percent (33.33%); and

     WHEREAS, by letter dated April 28, 2000 the Company exercised the Option;
and

     WHEREAS, pursuant to Paragraph 10.3 of the Operating Agreement, the Original Owners authorize David R. Kahnweiler to act as the agent of the Original Owners to take all action necessary to sell and convey to Flip the Additional Transferred Interest.


     NOT THEREFORE, for and in consideration of the sum of One Million Two Hundred Fifty


                           EXHIBIT C - PAGE 1 OF 3

Thousand Six Hundred Fifty Three Dollars and No Cents ($1,250,653.00), in hand paid, and other good and valuable consideration, the receipt, adequacy and sufficiency of which is hereby acknowledged, Original Owners and Flip agree as follows:

     1. Assignment. Original Owners hereby transfer to Flip the Additional Transferred Interest, without warranty or representation, except as expressly provided in this Assignment. The Assignment is effect as of the date hereof.

     2. Acceptance and Assumption. Flip hereby accepts the Additional Transferred Interest and assumes all of Original Owners' obligations under the Operating Agreement, to the extent applicable to the Additional Transferred Interest and to the extent arising on or after the date hereof.

     3. Representations. The Original Owners, jointly and severally, as applicable, represent to Flip as of the date hereof as follows:

     (a) Company is a limited liability company duly organized, validly existing and in good standing under the laws of the State of Illinois, and is authorized to exercise its limited liability company power and authority to own, lease, sell or otherwise develop the property commonly referred to as 1132 Blackhawk Street, Chicago, Illinois and to carry on its business as now conducted. The Company is duly qualified to do business and is in good standing in Illinois.

     (b) The capital of the company consists of one hundred percent (100%) of the Membership Interests, all of which Membership Interests are outstanding.
All such Membership Interests are fully paid. Except as set forth in the Letter, there are no authorized or outstanding options, rights, preemptive rights, agreements, contracts, commitments, or any other rights or claims of any character obligating the Company to issue, transfer, or redeem any Membership Interests.

     4. Membership Interests. Upon the execution of this Assignment, the Membership Interests of the Members shall be as set forth on Exhibit A attached hereto and made a part hereof by this reference.

     5. Definitions. Initially capitalized terms not separately defined herein shall have the meanings ascribed to them in the Operating Agreement.

     6. Effective Date. The acceptance and assumption under this Assignment is effective as of the date hereof.



                           [execution page follows]



                           EXHIBIT C - PAGE 2 OF 3

     IN WITNESS WHEREOF, the parties hereto have executed this Assignment as of the date first above written.


ORIGINAL OWNERS:


___________________________________           _____________________________
David R. Kahnweiler, individually             Andrew J. Filipowski
and as agent for the other Original
Owners


                           EXHIBIT C - PAGE 3 OF 3

                                   EXHIBIT A
                                   ---------


David R. Kahnweiler                                  17.3435%

Henry E. Mawicke                                      1.3333%

Jeffrey F. Kahan                                      1.1733%

William M. Fausone                                    7.1500%

James B. Planey                                        .6667%

Joseph J. Dvorak                                      1.0000%

T. Andrew Sexson                                       .6667%

Debra L. Schwartz                                      .3333%

Gerald T. Cernick                                      .3333%

J. Louis DeSanto                                       .3333%

Jack H. Rosenberg                                      .3333%

David A. Bercu                                        1.0000%

Jeffrey J. Kapcheck                                    .3333%

James Bower                                            .6667%

John P. Noonan                                         .3333%

Solomon Weisgal Investment Associates                  .3333%

The Pooba Trust                                      22.9867%

The Clown Trust                                       3.4467%

Robert Buono                                          2.3000%

Benjamin J. Randall                                   2.3000%

Stanley Nitzberg                                      2.3000%

Andrew J. Filipowski                                 33.3333%
                                                    ---------

                                                    100.0000%

                                   EXHIBIT D
                                   ---------

                              INDEMNITY AGREEMENT
                              -------------------

          THIS INDEMNITY AGREEMENT (hereinafter referred to as the "Indemnity") is dated this 26th day of May, 2000, by ANDREW J. FILIPOWSKI (hereinafter referred to as "Flip") to and for the benefit of DAVID R. KAHNWEILER (hereinafter referred to as "David") and W. HARRIS SMITH (hereinafter referred to as "Bill"), in light of the following:

     A. Flip, divine interVentures, Inc. (hereinafter referred to as "divine") and Blackhawk LLC (hereinafter referred to as the "Company") have entered into a certain letter agreement (hereinafter referred to as the "May Agreement") which incorporates certain agreements relating to the Company and the Property as defined in the May Agreement; initially capitalized terms not defined herein shall have the meanings ascribed to such terms in the May Agreement; and

     B. The Company has entered into a Construction Loan Agreement with LaSalle National Bank, as lender (hereinafter referred to as "Bank") dated April 22, 1999 to provide the Company Eleven Million Three Hundred Thousand Dollars and No Cents ($11,300,000.00) of financing (hereinafter referred to as the "Loan"), copies of which have been provide to Flip (hereinafter referred to as the "Loan Docs"), which Loan Docs include: (i) a Limited Guaranty, (ii) a Guaranty of Completion, and (iii) an Environmental Indemnity Agreement (hereinafter collectively referred to as the "Guarantys") whereby David and Bill have, jointly and severally, made various guarantees, indemnities and representations to the Bank in connection with the Loan; and

     C. The Company has entered into a Construction Loan Agreement with LaSalle National Bank, as lender, (hereinafter referred to as "Bank") dated April 22, 1999 to provide the Company Eleven Million Three Hundred Thousand Dollars and No Cents ($11,300,000.00) of financing, (hereinafter referred to as the "Loan") along with various documents to evidence and secure the Loan, copies of which have been provided to Flip (hereinafter referred to as the "Loan Docs"), which Loan Docs include: (i) a Limited Guaranty, (ii) a Guaranty of Completion, and
(iii) an Environmental Indemnity Agreement (hereinafter collectively referred to as the "Guarantys") whereby David and Bill have, jointly and severally made various guarantees, indemnities and representations to the Bank in connection with the Loan; and

     NOW THEREFORE for and inconsideration of the forgoing recitals which are by this reference incorporated herein, and, in pursuance of the Letter Agreement which requires Flip to provide this Indemnity, Flip covenants and agrees as follows:

     1. Liability. Flip hereby acknowledges and agrees that it is possible that, from time to time, either or both of David or Bill may incur liability under the Guarantys (hereinafter referred to as "Liability").


                           EXHIBIT D - PAGE 1 OF 2

     2. Indemnity. Flip hereby agrees to indemnify, defend and hold harmless David and Bill against any Liability and the costs of defense and attorneys fees (hereinafter referred to as the "Costs") of, and actual liability, if any, incurred by either or both of David or Bill in connection with a Liability or asserted Liability to provide the same liability to Flip, David and Bill as if Flip, David and Bill had executed the Guaranty concurrently on a joint and several basis. All payments made pursuant to such rights of contribution shall be made on a current basis, as and when such Costs or Liability are incurred and paid by either or both of David or Bill. Nothing herein contained shall be deemed to limit any rights of Bill, David or Flip under section 6.7 of the Amended and Restated Operating Agreement of the Company, as same may be amended, to the extent that Bill, David, Flip or any of them incur Liability.

     3. Payments. In the event that Flip breaches his obligations hereunder, the amount required to have been paid shall, following ten (10) days after written demand therefor by David or Bill, bear interest at a rate of three (3%) percent over the Bank's "Reference Rate" as defined in the Loan Docs.

     4. Governing Law. This Indemnity and the obligations of the Individuals hereunder shall be interpreted, construed and enforced in accordance with the laws of the State of Illinois.

     5. Successors and Assigns. This Indemnity shall inure to the benefit of the parties, their beneficiaries, successors, permitted assigns and legal representatives, and shall be binding upon such parties and/or entities. Except as expressly set forth in the preceding sentence, this Indemnity establishes rights and obligations only as between and among the parties hereto, and shall not be construed in any manner as granting rights or benefits to any party not a party to this Indemnity.

     6. Non-Assignability. This Indemnity may not be assigned by any party hereto, without, in each such instance, the written consent of all other parties hereto.

     7. Counterparts. This Indemnity may be executed in one (1) or more counterparts, each of which shall be an original and all of which together shall constitute one (1) and the same instrument.

          IN WITNESS WHEREOF, this Indemnity is effective as of the date first above written.



FLIP:                         ____________________
----                          Andrew J. Filipowski


                           EXHIBIT D - PAGE 2 OF 2